Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No.1 to the Registration Statement on Form S-3 of our report dated April 8, 2022, relating to the consolidated financial statements of Nova LifeStyle, Inc and its subsidiaries (collectively the “Company”), which appears in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

/s/ Centurion ZD CPA & Co.
Centurion ZD CPA & Co.
Hong Kong, China
April 26, 2022